EX-23.2

                                 CONSENT OF ACCOUNTANTS

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
GameZnFlix, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated April 13, 2003 included in the annual report of this company on Form 10-KSB for the year ended December 31, 2003 in this Registration Statement on Form SB-2, and to all references to our firm included in this Registration Statement.

/s/ Beckstead and Watts, LLP
Beckstead and Watts, LLP
Las Vegas, Nevada
June 4, 2004